UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K
_______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2024
_______________
StoneX Group Inc.
(Exact name of registrant as specified in its charter)
_______________

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
230 Park Ave, 10th Floor
New York, NY 10169
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
_______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SNEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transition of Chief Executive Officer Duties
On December 5, 2024, the Board of Directors (the “Board”) of StoneX Group Inc. (the “Company”) announced certain changes to its executive management team. Sean O’Connor, currently Chief Executive Officer and President of the Company, will become Executive Vice-Chairman of the Board; Philip Smith, currently Chief Executive Officer of the Company’s Europe, Middle East and Africa (“EMEA”) operations, will become Group Chief Executive Officer and Charles Lyon, Chief Executive Officer of StoneX Financial Inc., will become Group President. Mr. O’Connor will continue to be an active member of StoneX’s executive committee with primary focus on longer-term strategy, capital allocation and M&A activity. Mr. Smith and Mr. Lyon will have general responsibility for managing StoneX’s business and will report to Mr. O’Connor.
In connection with his transition to Executive Vice-Chairman of the Board, Mr. O’Connor will receive a base salary of $2 million. In addition, the Board intends to grant Mr. O’Connor (i) an award of 200,000 restricted shares vesting ratably over a four-year period and (ii) an award of performance shares subject to four-year cliff vesting in an amount of (x) 150,000 restricted performance shares, upon the Company’s achievement of a 15% average return on equity (“ROE”) over the trailing four-year period or (y) 225,000 restricted performance shares, upon achievement of at least a 18% average ROE over the trailing four-year period (the “Performance Share Award”), in both cases under the Company’s 2022 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and subject to shareholder approval of additional shares under the Omnibus Plan. The actual amount of shares Mr. O’Connor may receive under the Performance Share Award will be adjusted downward and upward ratably depending on the actual average ROE over the trailing four-year period, with zero shares awarded if average ROE is 6% or less and no more than 225,000 shares awarded if average ROE exceeds 18%. Mr. O’Connor will no longer receive annual cash bonuses or other long-term incentive awards under the Omnibus Plan.
Mr. Smith, age 52, has been Chief Executive Officer of the Company’s EMEA operations since July 2008 and has had global responsibility for the Company’s Commercial and Global Payments business segments. Mr. Smith joined the Company in 2004 following the Company’s acquisition of Global Currencies Ltd, a U.K. foreign exchange payments company which Mr. Smith joined in 1996 and was made a director of in 1999. Following its acquisition in 2004, Mr. Smith became Chief Executive Officer of INTL Global Currencies Ltd until its consolidation into StoneX Financial Ltd in 2014. Mr. Smith is also the Chief Executive Officer of StoneX Financial Ltd.
Mr. Lyon, age 49, has been Chief Executive Officer of StoneX Financial Inc. since December 2012 and has had global responsibility for the Company’s Institutional business segment. He previously served as Head of Securities Trading and Sales as well as Head of Equity Capital Markets of StoneX Financial Inc. from 2004 until 2012 and served various roles for predecessor companies from 1999 until 2004.
The structure of Mr. Smith and Mr. Lyon’s current compensation and benefit terms remain unchanged in connection with their appointments to Group Chief Executive Officer and Group President, respectively. Mr. Smith and Mr. Lyon are not a party to any arrangement or understanding regarding their selections to these roles. Mr. Smith and Mr. Lyon have not entered into any related person transactions with the Company during the current fiscal year and have no familial relationship with directors or executive officers of the Company.
In addition, Glenn Stevens, currently Head of Retail and Foreign Exchange of the Company, provided notice that he will retire from the Company effective December 31, 2024. Glenn’s retirement did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
Exhibit No.    Description
99.1    Press release dated December 9, 2024.
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StoneX Group Inc.
(Registrant)
December 9, 2024	/s/ WILLIAM J. DUNAWAY
(Date)	William J. Dunaway
Chief Financial Officer